Navidec Focuses on Water; Changes Name to Two Rivers Water Company

September 23, 2009, Denver Colorado - Navidec Financial Services, Inc. (OTC: NVDF) has announced that HCIC Holdings, LLC, a Colorado limited liability company, formed by Navidec and Two Rivers Basin, LLC, has begun the acquisition of associated properties and shares of the Huerfano-Cucharas Irrigation Company, a mutual ditch company located in Pueblo, Colorado (“HCIC”).  On September 10, 2009, the Board of Directors of Navidec approved, among other proposals designed to advance the business of HCIC, a change of the Company’s name, pending shareholder approval, to Two Rivers Water Company.

On September 17, 2009, HCIC Holdings completed the purchase of the Roehrich with is the last farm located on the HCIC mutual ditch system.  HCIC Holdings also extended certain real estate agreements and agreements to purchase additional shares of the mutual ditch company from HCIC shareholders until the end of the year, pending completion of a water opinion and other due diligence issues.

HCIC Holdings has also engaged consultants to begin engineering work and feasibility studies for reconstruction of the Cucharas Reservoir Dam.  The Cucharas Reservoir Dam and gate system were altered and storage capacity limited in 1989 by the Army Corps of Engineers and the Colorado State Engineers Office as the result of a flood.  HCIC Holdings intends to begin reconstruction of the Cucharas Dam in early 2010, subject to engineering and permit approval.  When reconstructed, management believes the Cucharas Reservoir will be the largest privately owned “on stream” reservoir in the State of Colorado with a storage capacity of 55,000 acre feet of water.

The Board recommended adding two members of Two Rivers Basin, LLC to the Board of the Company and proposed the following slate of Directors for election at the upcoming annual shareholder meeting: John McKowen, John Stroh II; Fred Jones; Jolee Henry, and Wayne Harding.

Additionally, Navidec’s Board of Directors has appointed Wayne Harding III, CPA as the Company’s Chief Financial Officer.

 “By restoring the Cucharas Dam and Reservoir and the Huerfano Valley Ditch we can reestablish and protect one of the most valuable water assets in Southern Colorado.” said John McKowen, Chairman and Chief Executive Officer of the Company.

As part of its plan to provide capital for the development of HCIC, the Company’s Board authorized the issuance of a “C” Warrant exercisable at $3.00 per share, callable on 30 days notice, with an expiration date of August 17, 2014.  We announce a modification of the October 3, 2008 press release whereby we are cancelling the “A” and “B” Warrant dividend and substituting a “C” Warrant dividend. The C Warrant will be distributed to all shareholders of the Company with an ex-dividend date being the date that a Registration Statement on Form S-1 is declared effective by the Securities and Exchange Commission.

About Navidec Financial Services, Inc. (proposed name change to Two Rivers Water Company)

Formed in December 2002, Navidec is currently in the business of creating or acquiring a controlling interest in development stage enterprises with the expectation of further developing the enterprise and then taking the enterprise public. In this endeavor, Navidec now intends to add to their business focus by acquiring, controlling, perfecting and then selling water storage, water rights, and associated land to develop into a water company.

About HCIC Holdings

HCIC was formed in July 2009 to acquire, control, perfect and then sell water storage, water rights, and associated land to develop as a water company.

FORWARD LOOKING STATEMENTS

This announcement contains forward-looking statements about Navidec Financial Services, Inc. that may involve risks and uncertainties. Important factors relating to the Company's operations could cause results to differ materially from those in forward-looking statements and further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http://www.sec.gov ). All forward-looking statements are based on information available to Navidec Financial Services, Inc. on the date hereof and Navidec Financial Services, Inc. assumes no obligation to update such statements.

Contact:  Kevin Lowther
 Navidec Financial Services, Inc.
(proposed name change to Two Rivers Water Company)
Symbol NVDF, OTCBB
Phone:  +1 (303) 222-1000
Email:  klowther@2riverswater.com